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                                                                    EXHIBIT 23.4

                          CONSENT OF TERENCE J. CONKLIN


         I consent to the use of my name in the Registration Statement as a nominee for election to the Board of Directors of Specialty Chemical Resources, Inc.

                                               /s/ Terence J. Conklin
Cleveland, Ohio                                ---------------------------------
September 12, 1996                             Terence J. Conklin